UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2015

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective February 28, 2015, PhotoMedex, Inc. ("PHMD") and its subsidiaries Radiancy, Inc.; PhotoMedex Technology, Inc.; and Lumiere, Inc. (collectively, the "Company"), entered into an Second Amended and Restated Forbearance Agreement (the "Second Amended Forbearance Agreement") with the lenders (the "Lenders") that are parties to the Credit Agreement dated May 12, 2014, and with JP Morgan Chase ("Chase"), as Administrative Agent for the Lenders.

Under the Credit Agreement, the Company obtained $85 million in senior secured credit facilities ("the Facilities"), which included a $10 million revolving credit facility and a $75 million four-year term loan. The balance of the principle indebtedness has been reduced to $40,568,203, following the sale of the Company's subsidiary, LCA-Vision, Inc., and the application of the proceeds from that sale to the outstanding balance of the Facilities.  The Credit Agreement contained financial covenants, including a maximum leverage covenant and a minimum fixed charge covenant, which the Company is required to maintain; the targets for those covenants are determined quarterly based on a rolling average of the past four quarters of financial data.  As previously disclosed, the Company had failed to meet both financial covenants for the fiscal quarters ending prior to December 31, 2014 (collectively, the "Specified Events of Default") and consequently is in default of the Facilities. On August 4, 2014, the Company received a notice of default and a reservation of rights from Chase and engaged a third-party independent advisor to assist the Company in negotiating a longer term solution to the defaults. The parties had entered into an initial Forbearance Agreement (the "Initial Forbearance Agreement") on August 25, 2014; information on that Initial Forbearance Agreement is available in the Form 8-K filed  by the Company on August 25, 2014.  The parties had also entered into an Amended and Restated Forbearance Agreement (the "Amended Forbearance Agreement") dated October 31, 2014; information on that Amended and Restated Forbearance Agreement is available in the Form 8-K filed by the Company on November 4, 2014.

Pursuant to the terms of the Second Amended Forbearance Agreement, the Lenders have agreed to forbear from exercising their rights and remedies with respect to the Specified Events of Default from August 25, 2014 until April 1, 2016, or earlier if an event of default occurs (the "Forbearance Period").  Chase and the Lenders agreed that the Company shall not be obligated to pay the principal amounts set forth in Section 2.08(b) of the Credit Agreement for any date identified therein during the period beginning on February 28, 2015 and ending on the end of the Forbearance Period (the "Effective Period") , and that any failure to do so shall not constitute a default or event of default.  Instead, the Lenders and the Company agreed that the Company would make prepayments against the Term Loan of $250,000 on the first business day of each month during the Forbearance Period, which will be applied in direct order of maturity.  The Company also agreed that, on or before the fifth calendar day of each month, the Company would pay against the Term Loan $125,000 to the extent that the cash-on-hand exceeds $5 million, and 100% of the cash-on-hand in excess of $7 million, also to be applied to the Term Loan in inverse order of maturity.

Under the provisions of the Second Amended Forbearance Agreement, the Company will not have to comply with certain financial covenants contained in Section 6.11 of the Credit Agreement for the Forbearance Period, and that any failure to do so shall not constitute a default or event of default.  However, the Company will have to meet certain minimum EBITDA targets for the quarters ending March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.

Pursuant to the Second Amended Forbearance Agreement, all loans under the Facilities shall, beginning November 1, 2014, bear interest at the CB Floating Rate (as defined in the Credit Agreement) plus 4.00%.  Additionally, following the occurrence and continuance of any default or event of default (other than a Specified Event of Default), the Company's obligations under the Facilities shall, at the option of Chase and the Lenders, bear interest at the rate of 2.00% plus the rate otherwise in effect.

The Company and its subsidiaries have also agreed not to pay in cash any compensation to the either the Company's Chief Executive Officer or President that is based on a percentage of sales or another metric other than those officer's base salary, perquisites and standard benefits provided to or on behalf of those executives under the terms of their employment agreements.  Those payments may be accrued or deferred and paid in cash only after the repayment of the Facilities in full.

The Company has agreed to provide, on or before May 29, 2015, a strategic business plan for the overall direction of the Company's and its subsidiaries' businesses, including projected income statements, balance sheets, schedules of cash receipts and cash disbursements, payments and month-end balances, and detailed notes and assumptions, projected on a monthly basis through April 1, 2016.  The Company has also agreed to provide quarterly updates to that plan by August 31, 2015, November 30, 2015 and February 29, 2016.

The Company continues to retain the services of both Getzler Henrich & Assoc. LLC, a third-party independent business advisor, as well as Canaccord Genuity, Inc., a banking and financial services company, and has also retained the services of Nomura Securities International, Inc., also a banking and financial services company.  During the Forbearance Agreement, the Company and these advisors will continue to prepare and distribute offering memoranda and other marketing materials to prospective lenders with regard to a proposed credit facility for the Company, the proceeds of which would be in an amount sufficient to repay in full and in cash the Company's remaining obligations under the Facilities, and to explore other strategic alternatives.  The closing of any such refinancing or alternative arrangement would occur no later than the end of the Forbearance Period.

The Company agreed to limit certain capital expenditures to $100,000, except for those involving the Company's XTRAC ®  or VTRAC ®  medical devices, and will not make investments or acquire any other interests in affiliated companies except as agreed to by the Lenders.

As consideration for the Lender's entry into the Second Amended Forbearance Agreement, the Company has agreed to pay the Lenders certain forbearance fees (the "Forbearance Fees"), which are payable on the last business day of each of the specified months: for May and June 2015, $750,000 each month; for July through September 2015, $1,000,000 each month; for October through December 2015, $1,250,000 each month; and for January through March 2016, $1,500,000 each month.  However, should the Company complete a capital transaction acceptable to the Lenders that reduces the then-outstanding principal balance of the Term Loan to less than $10 million and repays all Forbearance Fees accrued and unpaid to that date, the monthly Forbearance Fee for the remainder of the Forbearance Period shall be earned and accrued in an amount that is 50% of the amount specified for each of the remaining months.  In addition, the $500,000 Forbearance Fee set forth in Section 4.10(b) of the Amended Forbearance Agreement remains due and payable to the Lenders on the earlier of the Expiration Date or the Termination Date of the Forbearance Period.  All Forbearance Fees are considered earned and are included in the Obligations under the Credit Agreement.

The Second Amended Forbearance Agreement is also subject to customary covenants, including limitations on the incurrence of or payments on indebtedness to other persons or entities and requirements that the Company provide periodic financial information and information regarding the status of outstanding litigation involving the Company and its subsidiaries to the Lenders.

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If, by the end of the Forbearance Period, the Company and its Lenders have not entered into another forbearance agreement or otherwise reached an agreement regarding the Credit Agreement and the Facilities, the Lenders have the right to declare all of the obligations under the Credit Agreement and Facilities due and payable, including principal and interest, as authorized by the Credit Agreement, and to enforce additional obligations under the Second Amended Forbearance Agreement. Such a result would have a material adverse effect on the Company and its financial condition.

The foregoing description of the Second Amended Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 under the heading "Risk Factors" in each of those reports. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. You should read this Current Report on Form 8-K completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by our cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ITEM 9.01	Financial Statements and Exhibits

(d)            Exhibits.

10.1           Second Amended and Restated Forbearance Agreement dated February 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: March 3, 2015	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Forbearance Agreement dated February 28, 2015